UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 7, 2006 (February 6, 2006)
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Employment Agreement

Item 1.01 Entry into Material Definitive Agreement
     As previously announced, on January 26, 2006, Clyde P. Selig, Vice President of Commercial Metals Company (the “Company”) and President and Chief Executive Officer of the CMC Steel Group, relinquished the responsibilities of those positions. So that the Company will continue to have access to Mr. Selig’s expertise and experience, it has entered into an Employment Agreement with him, dated as of February 6, 2006 (the “Employment Agreement”), a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.
     Pursuant to the Employment Agreement, Mr. Selig will report to the Chief Executive Officer (“CEO”) and the Chief Operating Officer (“COO”) of the Company and, upon the request of either the CEO or COO, render assistance and advice to the CEO or the COO on such matters involving the Company’s business as the CEO or COO consider appropriate. Mr. Selig’s duties will include giving advice with regard to the Company’s domestic mills and CMC Zawiercie, S.A. (“CMCZ”) segments on such matters as organization, expansion, acquisitions, operations, dispositions, strategy or other managerial questions or concerns that may arise from time to time. As compensation for his services, Mr. Selig will receive $250,000 per year, payable in equal monthly installments. The Employment Agreement has a term that ends August 31, 2007, unless extended by mutual agreement. The Company may terminate the Employment Agreement at any time for “cause,” as defined in the Employment Agreement.
     The Employment Agreement also prohibits Mr. Selig during the term of the Employment Agreement and for a period of twelve months following its termination from:
•	providing consulting services to any person or entity that is engaged in, or is considering engaging in, the processing or sale of any steel products or materials including all forms of semi-finished, finished or fabricated steel products and ferrous and non-ferrous metals, including scrap metal, manufactured, purchased, processed or sold by the Company or any of its segments, including the CMC Steel Group and CMCZ (“Restricted Products”), during the period of Mr. Selig’s employment with the Company and its subsidiaries prior to the date of the Employment Agreement or during the term of the Employment Agreement; or

•	owning, operating or accepting employment with any person or entity that is engaged in, or is considering engaging in, the purchase, processing or sale of Restricted Products in the United States or Poland or who imports or exports Restricted Products to or from the United States or Poland.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
The following exhibit is furnished with this Form 8-K.
10.1	Employment Agreement, between Commercial Metals Company and Clyde P. Selig, dated as of February 6, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: February 7, 2006

	By:	/s/ William B. Larson

	Name:	William B. Larson
	Title:	Vice President and Chief Financial Officer